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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 333-92551, 333-94579, 333-94581 and 333-32164) on Form S-3, Registration
Statement (No. 333-92587) on Form S-4, and Registraint Statements (No. 333-30767, 333-79713, 333-95203 and 333-32996) on Form S-8 of Great Plains
Software, Inc. of our report dated May 5, 2000, with respect to the consolidated financial statements of Solomon Software, Inc. included in the Registration Statement (Form S-4 No. 333-37188) and related Proxy Statement/Prospectus of Great Plains Software, Inc. dated May 31, 2000.



                                                      /s/ ERNST & YOUNG LLP

June 22, 2000
Toledo, Ohio